UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: July 1, 2014
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2014, the Company issued a news release announcing the election of Mark Fields as President and CEO effective July 1, 2014. On June 30, 2014, the Compensation Committee of the Board of Directors of the Company approved the following compensation arrangements for Mr. Fields effective July 1, 2014: (i) annual cash base salary as President and CEO of $1.75 million; (ii) grant of 710,227 stock options, which have an exercise price of $17.21; and (iii) increase in Annual Incentive Compensation Plan target to 200 percent of Mr. Fields’ annual base salary for the 2014 performance period. In addition, Mr. Fields will be required to use private aircraft when traveling for safety and to maximize his availability for Company business. The Compensation Committee also determined that Alan Mulally, who retired as President and CEO on July 1, 2014, will retain the performance-based stock awards he received in March 2014, and that the Company will continue its arrangements with Mr. Mulally related to housing and travel for a period of transition through August 31, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: July 2, 2014	By:	/s/ Bradley M. Gayton
Bradley M. Gayton
Secretary